Exhibit 99.1

Red Hat, Inc.

Media Contact:

John Terrill

+1 571-421-8132

jterrill@redhat.com

Investor Relations:

Tom McCallum

+1 919-754-4630

tmccallum@redhat.com

Red Hat Acquires Permabit Assets, Eases Barriers to Cloud Portability with

Data Deduplication Technology

Red Hat to enhance cloud-native and Linux container solutions with Red Hat Enterprise

Linux-ready data deduplication and compression portfolio from Permabit

RALEIGH, N.C. – JULY 31, 2017 – Red Hat, Inc. (NYSE: RHT), the world’s leading provider of open source solutions, today announced that it has acquired the assets and technology of Permabit Technology Corporation, a provider of software for data deduplication, compression and thin provisioning. With the addition of Permabit’s data deduplication and compression capabilities to the world’s leading enterprise Linux platform, Red Hat Enterprise Linux, Red Hat will be able to better enable enterprise digital transformation through more efficient storage options.

As more enterprises move towards adopting the efficiencies offered by digital technologies like Linux containers and cloud computing, being able to run these services and store the resulting data requires new storage needs outside of what is offered by traditional storage technologies. Storage efficiency is a key piece in addressing these needs, particularly with the emergence of hyperconverged infrastructure (HCI) which blends storage and compute onto a single x86 server. Enterprise-class, open source solutions can help to address the storage challenges posed by these digitally transformative technologies by using software to increase the amount of storage available to applications without increasing the amount of physical storage.

With Permabit’s technology, Red Hat can now bring powerful data deduplication and compression features into Red Hat Enterprise Linux itself, which will also enhance capabilities across Red Hat’s hybrid cloud and storage technologies, including Red Hat OpenStack Platform, Red Hat OpenShift Container Platform and Red Hat Storage. Consistent with its commitment to delivering fully open source solutions and upstream-first innovation, Red Hat plans to open source Permabit’s technology. This will enable customers to use a single, supported and fully-open platform to drive storage efficiency, without having to rely on heterogeneous tools or customized and poorly-supported operating systems.

The transaction is expected to have no material impact to Red Hat’s guidance for its second fiscal quarter ending Aug. 31, 2017, or fiscal year ending Feb. 28, 2018.

Supporting Quote

Jim Totton, vice president and general manager, Red Hat

“Digitally-transformative technologies, including cloud infrastructure, Linux containers and hyper-converged infrastructure, require enterprises to re-examine overlooked or previously-commoditized technology decisions, especially storage, to gain as many efficiencies as possible for business evolution. With the addition of Permabit’s data deduplication and compression tools to Red Hat Enterprise Linux, Red Hat will be ready to support these organizations as they seek to derive a more efficient storage footprint to power business innovation.”

About Red Hat, Inc.

Red Hat is the world’s leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; changes in and a dependence on key personnel; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company’s growth and international operations, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

###

Red Hat, Red Hat Enterprise Linux, OpenShift and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries. The OpenStack word mark is a trademark or registered trademark of OpenStack Foundation in the United States and other countries, and is used with the OpenStack Foundation’s permission. Red Hat, Inc. is not affiliated with, endorsed by, or sponsored by the OpenStack Foundation or the OpenStack community.